SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 29, 2010

KEYUAN PETROCHEMICALS, INC.
 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-124837	45-0538522
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

Qingshi Industrial Park
Ningbo Economic & Technological Development Zone
Ningbo, Zhejiang Province
P.R. China 315803
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(86) 574-8623-2955
 (ISSUER TELEPHONE NUMBER)

Silver Pearl Enterprises, Inc.
1541 E. Interstate 30
Rockwall, Texas 75087
 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

–––––––––––––––– Copies to: Leser, Hunter, Taubman & Taubman 17 State Street, Floor 20 New York, NY 10004 Tel: 212-732-7184
––––––––––––––––

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b)  Election of Directors

Effective as of July 1, 2010 ( the “Effective Date”) , the Board of Directors of Keyuan Petrochemicals, Inc. (the “Company”), appointed Gerry Goldberg, Michael Rosenberg and Dishen Shen  to serve as independent directors (each individually, an “Independent Director” and collectively, the “Independent Directors”) as defined in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended for a term of one year. The Board of Directors established an Audit Committee, a Nominating and Governance Committee and a Compensation Committee. All of the Independent Directors will serve on each committee.  Mr. Goldberg will serve as the Chairman of the Audit Committee, the Compensation Committee and Mr. Michael Rosenberg will serve as Chairman of the Nominating and Corporate Governance Committee.

The Board of Directors determined that Mr. Goldberg possesses accounting or related financial management experience that qualifies him as financially sophisticated within the meaning of Rule 5605(c)(2)(A) of the Marketplace Rules of The Nasdaq Stock Market LLC and that he is an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission.

Pursuant to director agreements with the Company, Mr. Goldberg will receive a fee of $4,000 per month for the term of the agreement, while Mr. Rosenberg will receive a monthly fee of $3,000 and Mr. Shen will receive a monthly fee of $1,000 for the term of the agreement. Mr. Goldberg and Mr. Rosenberg were each awarded  a 5-year option to purchase up to 40,000 shares of common stock at the fair market value of the common stock on the date of the grant, such shares vesting in 50% at the end of 12 months of the Effective Date.  The remainder of the option shall vest at the end of 24 months of the Effective Date provided that the Independent Director is re-elected for successive one year terms at the end of 12 months of the Effective Date. The Company will also reimburse each Independent Director for expenses related to his or her attending meetings of the board, meetings of committees of the board, executive sessions and shareholder meetings.

Mr. Goldberg currently serves as senior partner in the accounting firm Schwatrz Levitsky Feldman llp, based in Toronto and ranked among the top ten accounting firms in Canada. At the firm, he heads the US Public Company audit division, and is actively involved in the audits of various Canadian, US, Chinese and other foreign companies listed in the US and Canada. He was a former partner in the predecessor firm to Grant Thornton for over ten years.

Mr. Rosenberg is currently a managing director of Saugatuck Energy where he is responsible for identifying investment opportunities in Asia.  He was founder and chief executive officer of Swiss-based Oceana Petrochemicals.  Previously Mr. Rosenberg also managed a global trading for petrochemicals and derivatives for Sempra Energy Trading, managed a trading organization for bulk petrochemicals and gasoline additives for MG Petrochemicals Corporation and established a global petrochemicals trading operation for Philipp Brothers, which later became Phibro Energy AG. He received his B.S. Business Administration in Marketing from Long Island University.

Mr. Shen is a senior petrochemical engineer with nearly 40 years of oil refining and petrochemical industry expertise and management experience and has served in a variety of progressive leadership roles in planning and economic development in Zhejiang Province, focusing primarily on development of the petrochemical industry, and serves today as a member of the People's Committee of Zhejiang Province. He graduated from Beijing Petroleum Institute with a major in oil refining systems.

None of the Independent Directors have any family relationships with any of the executive officers or directors of the Company.  There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which the Independent Directors had, or will have, a direct or indirect material interest.  Copies of the agreements by and between the Company and the Independent Directors are attached hereto as Exhibits 10.1, 10.2 and 10.3.

In addition, the Board of Director also appointed Xin Yue  to serve as a director for a term of one year, effective on July 1, 2010. Pursuant to the director agreement with the Company, Mr. Yue will not receive any compensation for his service on the Board. Mr. Yue  will be an inside director because he was granted an option to acquire the 50,000 ordinary shares of Harvest Point Limited and an option to acquire the 50,000 ordinary shares of Strategic Synergy Limited if certain target performances are met on April 2, 2010. Along with Apex Smart Limited (45.6132%), Best Castle Investments Limited (23.2523%) and Chance Brilliant Holdings Limited (20.5694%), Harvest Point Limited (5.3896%) and Strategic Synergy Limited (5.1755%) own Delight Reward Limited, which holds 93.74% of shares of the Company.

Mr. Yue currently is co-founder and chief executive officer of Cmark Capital Co., Ltd. Previously he also co-founded Golden Spider Co., Ltd., and New Shengtong Technology Co., Ltd. Mr. Yue serves as an advisor to Tianyin Pharmaceutical Co., Inc. and Jpak Group Inc. and president at a Shanghai subsidiary of Jiubai Group Co., Ltd. He received his Bachelor of Science in Economics and Management at Capital Economic and Trade University and his MBA in Finance from Baruch College at The City University of New York.

(d)  Compensatory Arrangements of Certain Officers.

On June 29, 2010, the Board of Directors approved the Company’s 2010 Equity Incentive Plan ( the “Plan”)  to authorize  6,000,000 shares for issuance  under equity incentive awards, effective June 30, 2010. On June 30, 2010, the Company granted options to purchase up to 3,000,000 shares of the common stock of the Company at an exercise price of $4.20 per share to 56 of its employees under the Plan. On July 1, 2010, the Company granted additional options to purchase approximately 120,000 shares of the common stock of the Company at an exercise price of $4.20 per share including the options to the Independent Directors under the Plan.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR.

(a)  Amendment to Bylaws

On June 29, 2010, the Board of Directors approved an amendment to the Bylaws of the Company. The Amendment authorizes the Board of Directors to fill vacancies created by newly created directorships until the date of the next annual or special meeting of the Company’s shareholders in which election of directors is scheduled to occur.

ITEM 8 OTHER EVENTS

On June 29, 2010, the Company adopted a code of conduct, a whistleblower policy and an insider trading policy which are attached hereto as Exhibit 99.2, 99.3 and 99.4 respectively.

On July 6, 2010, the Company set up a U.S. office at 7810 Ballantyne Commons Pkwy, Suite 300, Charlotte, NC 28277, United States  (the “U.S. Office”).  The Chief Financial Officer of the Company, Ms. Aichun Li will run the U.S. Office.

Exhibit No.	Description

3.1	Amended Bylaws of Keyuan Petrochemicals, Inc. dated June 29, 2010
10.1	Independent Director Agreement of Gerry Goldberg
10.2	Independent Director Agreement of Michael Rosenberg
10.3	Independent Director Agreement of Dishen Shen
10.4	Director Agreement of Yin Xue
10.5	2010 Equity Incentive Plan
99.1	Press Release dated July 7, 2010.
99.2	Code of Conduct of the Company
99.3	Whistleblower Policy of the Company
99.4	Insider Trading Policy of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keyuan Petrochemicals, Inc.

By:	/s/ Chunfeng Tao
Name:	Chunfeng Tao
Title: Dated:	Chief Executive Officer July 7, 2010